Exhibit 99.1

CONTACT
Investors:	Media:
Atish Shah	Farley Kern
Hyatt Hotels Corporation	Hyatt Hotels Corporation
312.780.5427	312.780.5506
atish.shah@hyatt.com	farley.kern@hyatt.com

FOR IMMEDIATE RELEASE

HYATT REPORTS FOURTH QUARTER 2011 RESULTS

CHICAGO (February 16, 2012) – Hyatt Hotels Corporation (“Hyatt” or the “Company”) (NYSE: H) today reported financial results as follows:

•	Adjusted EBITDA was $143 million in the fourth quarter of 2011 compared to $118 million in the fourth quarter of 2010, an increase of 21.2%.

•

Net income attributable to Hyatt was $52 million, or $0.31 per share, during the fourth quarter of 2011 compared to net income attributable to Hyatt of $6 million, or $0.03 per share, in the fourth quarter of 2010. Adjusted for special items, net income attributable to Hyatt was $52 million, or $0.31 per share, during the fourth quarter of 2011 compared to net income attributable to Hyatt of $12 million, or $0.07 per share, during the fourth quarter of 2010. See the table on page 3 of the accompanying schedules for a summary of special items.

•	Comparable owned and leased hotels RevPAR increased 6.0% in the fourth quarter of 2011 compared to the fourth quarter of 2010.

•

Owned and leased hotel operating margins increased 310 basis points in the fourth quarter of 2011 compared to the fourth quarter of 2010. Comparable owned and leased hotel operating margins increased 180 basis points in the fourth quarter of 2011 compared to the same period in 2010. See the table on page 9 of the accompanying schedules for a reconciliation of comparable owned and leased hotel operating margin to owned and leased hotel operating margin.

•

Comparable North American full-service RevPAR increased 6.5% in the fourth quarter of 2011 compared to the fourth quarter of 2010. Comparable North American select-service RevPAR increased 5.5% in the fourth quarter of 2011 compared to the fourth quarter of 2010.

•	Comparable International RevPAR increased 2.9% (3.0% excluding the effect of currency) in the fourth quarter of 2011 compared to the fourth quarter of 2010.

•	The Company added seven properties during the fourth quarter of 2011.

Mark S. Hoplamazian, president and chief executive officer of Hyatt Hotels Corporation, said, “We are pleased to see sustained transient business travel around the world in the fourth quarter. Demand from this segment was the primary driver of our results in 2011. Though group demand in the U.S. was stronger in the fourth quarter of 2011 than in 2010, corporations remain cautious about making longer-term commitments and this continues to limit visibility into forward bookings.”

“We remain focused on the three priorities which are key to creating long-term value – our people, our brands and our financial capital and asset base. Our people deliver our brands every day and enlisting them to identify how we may better serve our guests is critical to our success. We are committed to ensuring that they are highly engaged and are expanding our leadership development activities to ensure that the next generation of leadership at Hyatt comes from Hyatt.”

“We are committed to enriching our brand management expertise and have dedicated significant resources and new systems capabilities to expand our knowledge of our guests and of the meeting planners and corporate travel managers who are current and prospective Hyatt customers. We are now applying all of these data and insights to improve our delivery of authentic hospitality in ways that will differentiate our brands. We are doing this against a backdrop of extremely strong growth in our loyal customer base – Hyatt Gold Passport membership expanded by 15% in 2011.”

“Our select-service brands continue to gain momentum. We have seen over 14% RevPAR growth in the select-service segment over the past two years and intend to build on the back of the 75% expansion of our extended-stay properties in the U.S. and the first openings of Hyatt Place properties outside of the U.S. in 2012.”

“We will put our capital and asset base to more active use over the coming years. We have nearly completed significant renovations at several of our large owned hotels and we are very excited about our ‘refreshed’ presence. In New York City, we have four new or recently renovated hotels that have opened within the last 24 months. The momentum continues with several hotels in development that will double our presence by 2014, giving us an extremely well-located, essentially new property portfolio representing almost all of our brands in New York City within two years.”

“As we move forward to 2012 and beyond, we continue to invest for the long-term – in our people, in our brands and in our hotels – toward our goal of becoming the most preferred brand in each segment that we serve, our ‘path to preference’.”

SEGMENT RESULTS & OTHER ITEMS

Owned and Leased Hotels Segment

Adjusted EBITDA increased 20.7% in the fourth quarter of 2011 compared to the same period in 2010.

RevPAR for comparable owned and leased hotels increased 6.0% in the fourth quarter of 2011 compared to the same period in 2010. Occupancy improved 230 basis points, and ADR increased 2.5%.

Revenues increased 4.9% in the fourth quarter of 2011 compared to the same period in 2010. Comparable hotel revenues increased 4.7% in the fourth quarter of 2011 compared to the same period in 2010.

Owned and leased expenses increased 0.8% in the fourth quarter of 2011 compared to the same period in 2010. Excluding expenses related to benefit programs funded through Rabbi Trusts and non-comparable hotel expenses, expenses increased 2.4% in the fourth quarter of 2011 compared to the same period in 2010. See the table on page 9 of the accompanying schedules for a reconciliation of comparable owned and leased hotels expenses to owned and leased hotels expenses.

As part of the acquisition of assets from LodgeWorks, the 150-room Hyatt House Boston/Burlington was added to the portfolio. The property was previously managed by the Company.

One hotel, Hyatt Regency Crown Center, was removed from the portfolio, as the lease agreement expired.

North American Management and Franchising Segment

Adjusted EBITDA increased by 19.4% in the fourth quarter of 2011 compared to the same period in 2010.

RevPAR for comparable North American full-service hotels increased 6.5% in the fourth quarter of 2011 compared to the same period in 2010. Occupancy increased 270 basis points and ADR increased 2.2%.

RevPAR for comparable North American select-service hotels increased 5.5% in the fourth quarter of 2011 compared to the same period in 2010. Occupancy increased 130 basis points and ADR increased by 3.5%.

Revenue from management, franchise, and other fees increased 18.8% in the fourth quarter of 2011 compared to the same period in 2010.

The following three hotels were added to the portfolio during the fourth quarter:

•	Hyatt Regency New Orleans (managed, 1,193 rooms)
•	Hyatt House Philadelphia/King of Prussia (managed, 147 rooms)
•	Hyatt Place Waikiki Beach (franchised, 191 rooms)

Two hotels were removed from the portfolio in the fourth quarter of 2011, including the previously mentioned Hyatt Regency Crown Center.

International Management and Franchising Segment

Adjusted EBITDA increased 3.7% in the fourth quarter of 2011 compared to the same period in 2010.

RevPAR for comparable international hotels increased 2.9% (3.0% excluding the effect of currency) in the fourth quarter of 2011 compared to the same period in 2010. Occupancy decreased 60 basis points and ADR increased 3.7% (3.9% excluding the effect of currency).

Revenue from management, franchise and other fees was flat in the fourth quarter of 2011 compared to the same period in 2010.

The following four hotels were added to the portfolio during the fourth quarter:

•	Park Hyatt Abu Dhabi Hotel and Villas (managed, 306 rooms)
•	Andaz Shanghai (managed, 307 rooms)
•	Hyatt Regency Danang Resort and Spa (managed, 295 rooms)
•	Hyatt Capital Gate, Abu Dhabi (managed, 189 rooms)

Selling, General, and Administrative Expenses

Selling, general, and administrative expenses increased by 3.7% in the fourth quarter of 2011 compared to the same period in 2010. Adjusted selling, general, and administrative expenses increased by 4.0% in the fourth quarter of 2011 compared to the same period in 2010. See the table on page 8 of the accompanying schedules for a reconciliation of adjusted selling, general, and administrative expenses to selling, general, and administrative expenses.

OPENINGS AND FUTURE EXPANSION

Hyatt added seven hotels in the fourth quarter of 2011, each of which is listed above. During the 2011 full fiscal year, the Company opened 40 hotels, representing 8,573 rooms. Nine hotels, representing 3,260 rooms, were removed from the portfolio during the 2011 full fiscal year.

The Company expects to open a significant number of new properties in the future. As of December 31, 2011, this effort was underscored by executed management or franchise contracts for more than 170 hotels (or more than 38,000 rooms) across all brands. The executed contracts represent potential entry into several new countries and expansion into many new markets in which the Company is under-represented. Approximately 70% of the projected new hotels will be located outside North America.

CAPITAL EXPENDITURES

Capital expenditures during the fourth quarter of 2011 totaled $115 million, categorized as follows:

•	Maintenance: $43 million
•	Enhancements to existing properties: $68 million
•	Investment in new facilities: $4 million

Capital expenditures during the 2011 full fiscal year totaled $331 million, categorized as follows:

•	Maintenance: $92 million
•	Enhancements to existing properties: $226 million
•	Investment in new facilities: $13 million

CORPORATE FINANCE

On December 31, 2011, the Company had total debt of approximately $1.2 billion, cash and cash equivalents, including investments in highly-rated money market funds and similar investments, of approximately $530 million, short-term investments of approximately $590 million and undrawn borrowing availability of approximately $1.4 billion under its revolving credit facility.

2012 INFORMATION

The Company is providing the following information for the 2012 fiscal year:

•	Capital expenditures are expected to be approximately $350 million.

•	Depreciation and amortization expense is expected to be approximately $350 million.

•	Interest expense is expected to be between $70 and $75 million.

•	The Company expects to open over 20 hotels.

CONFERENCE CALL INFORMATION

The Company will hold an investor conference call today, February 16, 2012, at 11:00 a.m. CT. All interested persons may listen to a simultaneous webcast of the conference call, which may be accessed through the Company’s website at http://www.hyatt.com and selecting the Investor Relations link located at the bottom of the page, or by dialing 617.597.5324, passcode #47358135, approximately 10 minutes before the scheduled start time. For those unable to listen to the live broadcast, a replay will be available from 1:00 p.m. CT on February 16, 2012 through midnight on February 23, 2011 by dialing 617.801.6888, passcode #18207515. Additionally, an archive of the webcast will be available on the Investor Relations website for approximately 90 days.

DEFINITIONS

Adjusted EBITDA

We use the term Adjusted EBITDA throughout this earnings release. Adjusted EBITDA, as we define it, is a non-GAAP measure. We define consolidated Adjusted EBITDA as net income attributable to Hyatt Hotels Corporation plus our pro-rata share of unconsolidated hospitality ventures Adjusted EBITDA based on our ownership percentage of each venture, adjusted to exclude the following items:

•	equity earnings (losses) from unconsolidated hospitality ventures;
•	gains (losses) on sales of real estate;
•	asset impairments;
•	other income (loss), net;
•	discontinued operations, net of tax;
•	net loss attributable to noncontrolling interests;
•	depreciation and amortization;
•	interest expense; and
•	(provision) benefit for income taxes.

We calculate consolidated Adjusted EBITDA by adding the Adjusted EBITDA of each of our reportable segments to corporate and other Adjusted EBITDA.

Our board of directors and executive management team focus on Adjusted EBITDA as a key performance and compensation measure both on a segment and on a consolidated basis. Adjusted EBITDA assists us in comparing our performance over various reporting periods on a consistent basis because it removes from our operating results the impact of items that do not reflect our core operating performance both on a segment and on a consolidated basis. Our president and chief executive officer, who is our chief operating decision maker, also evaluates the performance of each of our reportable segments and determines how to allocate resources to those segments, in significant part, by assessing the Adjusted EBITDA of each segment. In addition, the compensation committee of our board of directors determines the annual variable compensation for certain members of our management based in part on consolidated Adjusted EBITDA, segment Adjusted EBITDA or some combination of both.

We believe Adjusted EBITDA is useful to investors because it provides investors the same information that we use internally for purposes of assessing our operating performance and making selected compensation decisions.

Adjusted EBITDA is not a substitute for net income attributable to Hyatt Hotels Corporation, income (loss) from continuing operations, cash flows from operating activities or any other measure prescribed by GAAP. There are limitations to using non-GAAP measures such as Adjusted EBITDA. Although we believe that Adjusted EBITDA can make an evaluation of our operating performance more consistent because it removes items that do not reflect our core operations, other companies in our industry may define Adjusted EBITDA differently than we do. As a result, it may be difficult to use Adjusted EBITDA or similarly named non-GAAP measures that other companies may use to compare the performance of those companies to our performance. Because of these limitations, Adjusted EBITDA should not be considered as a measure of the income generated by our business or discretionary cash available to us to invest in the growth of our business. Our management compensates for these limitations by reference to our GAAP results and using Adjusted EBITDA supplementally.

Adjusted Selling, General, and Administrative Expense

Adjusted selling, general, and administrative expenses exclude the impact of expenses related to benefit programs funded through Rabbi Trusts.

Comparable Owned and Leased Hotel Operating Margin

We define Comparable Owned and Leased Hotel Operating Margin as the difference between comparable owned and leased hotels revenue and comparable owned and leased hotels expenses. Comparable owned and leased hotels revenue is calculated by removing non-comparable hotels revenue from owned and leased hotels revenue as reported in our condensed consolidated statements of income. Comparable owned and leased hotel expenses is calculated by removing both non-comparable hotels expenses and the impact of expenses funded through Rabbi Trusts from owned and leased hotel expenses as reported in our consolidated statements of income.

Comparable Hotels

“Comparable systemwide hotels” represents all properties we manage or franchise (including owned and leased properties) and that are operated for the entirety of the periods being compared and that have not sustained substantial damage, business interruption or undergone large scale renovations during the periods being compared or for which comparable results are not available. We may use variations of comparable systemwide hotels to specifically refer to comparable systemwide North American full-service or select-service hotels or comparable systemwide international full-service hotels for those properties that we manage or franchise within the North American and international management and franchising segments, respectively. “Comparable operated hotels” is defined the same as “Comparable systemwide hotels” with the exception that it is limited to only those hotels we manage or operate and excludes hotels we franchise. “Comparable owned and leased hotels” represents all properties we own or lease and that are operated and consolidated for the entirety of the periods being compared and have not sustained substantial damage, business interruption or undergone large scale renovations during the periods being compared or for which comparable results are not available. Comparable systemwide hotels and comparable owned and leased hotels are commonly used as a basis of measurement in the industry. “Non-comparable systemwide hotels” or “Non-comparable owned and leased hotels” represent all hotels that do not meet the respective definition of “comparable” as defined above.

Revenue per Available Room (RevPAR)

RevPAR is the product of the average daily rate and the average daily occupancy percentage. RevPAR does not include non-room revenues, which consist of ancillary revenues generated by a hotel property, such as food and beverage, parking, telephone and other guest service revenues. Our management uses RevPAR to identify trend information with respect to room revenues from comparable properties and to evaluate hotel performance on a regional and segment basis. RevPAR is a commonly used performance measure in the industry.

RevPAR changes that are driven predominantly by changes in occupancy have different implications for overall revenue levels and incremental profitability than do changes that are driven predominately by changes in average room rates. For example, increases in occupancy at a hotel would lead to increases in room revenues and additional variable operating costs (including housekeeping services, utilities and room amenity costs), and could also result in increased ancillary revenues (including food and beverage). In contrast, changes in average room rates typically have a greater impact on margins and profitability as there is no substantial effect on variable costs.

Average Daily Rate (ADR)

ADR represents hotel room revenues, divided by total number of rooms sold in a given period. ADR measures average room price attained by a hotel and ADR trends provide useful information concerning the pricing environment and the nature of the customer base of a hotel or group of hotels. ADR is a commonly used performance measure in the industry, and we use ADR to assess the pricing levels that we are able to generate by customer group, as changes in rates have a different effect on overall revenues and incremental profitability than changes in occupancy, as described above.

Occupancy

Occupancy represents the total number of rooms sold divided by the total number of rooms available at a hotel or group of hotels. Occupancy measures the utilization of our hotels’ available capacity. Management uses occupancy to gauge demand at a specific hotel or group of hotels in a given period. Occupancy levels also help us determine achievable ADR levels as demand for hotel rooms increases or decreases.

Select-Service

The term “select-service” includes the brands Hyatt Place and Hyatt House (which is in the process of changing its brand identity from Hyatt Summerfield Suites). These properties have limited food and beverage outlets and do not offer comprehensive business or banquet facilities but rather are suited to serve smaller business meetings.

FORWARD-LOOKING STATEMENTS

Forward-Looking Statements in this press release, which are not historical facts, are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements include statements about our plans, strategies, occupancy and ADR trends, market share, the number of properties we expect to open in the future, our expected capital expenditures, depreciation and amortization expense and interest expense, estimates, financial performance, prospects or future events and involve known and unknown risks that are difficult to predict. As a result, our actual results, performance or achievements may differ materially from those expressed or implied by these forward-looking statements. In some cases, you can identify forward-looking statements by the use of words such as “may,” “could,” “expect,” “intend,” “plan,” “seek,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” “continue,” “likely,” “will,” “would” and variations of these terms and similar expressions, or the negative of these terms or similar expressions. Such forward-looking statements are necessarily based upon estimates and assumptions that, while considered reasonable by us and our management, are inherently uncertain. Factors that may cause actual results to differ materially from current expectations include, among others, general economic uncertainty in key global markets, the rate and pace of economic recovery following economic downturns; levels of spending in business and leisure segments as well as consumer confidence; declines in occupancy and average daily rate; hostilities, including future terrorist attacks, or fear of hostilities that affect travel; travel-related accidents; changes in the tastes and preferences of our customers; relationships with associates and labor unions and changes in labor law; the financial condition of, and our relationships with, third-party property owners, franchisees and hospitality venture partners; if our third-party owners, franchisees or development partners are unable to access the capital necessary to fund current operations or implement our plans for growth; risk associated with potential acquisitions and dispositions and the introduction of new brand concepts; changes in the competitive environment in our industry and the markets where we operate; outcomes of legal proceedings; changes in federal, state, local or foreign tax law; foreign exchange rate fluctuations or currency restructurings; general volatility of the capital markets; our ability to access the capital markets; and other risks discussed in the Company’s filings with the U.S. Securities and Exchange Commission, including our Annual Report on Form 10-K, which filings are available from the SEC. We caution you not to place undue reliance on any forward-looking statements, which are made as of the date of this press release. We undertake no obligation to update publicly any of these forward-looking statements to reflect actual results, new information or future events, changes in assumptions or changes in other factors affecting forward-looking statements, except to the extent required by applicable laws. If we update one or more forward-looking statements, no inference should be drawn that we will make additional updates with respect to those or other forward-looking statements.

About Hyatt Hotels Corporation

Hyatt Hotels Corporation, headquartered in Chicago, is a leading global hospitality company with a proud heritage of making guests feel more than welcome. Thousands of members of the Hyatt family strive to make a difference in the lives of the guests they encounter every day by providing authentic hospitality. The Company’s subsidiaries manage, franchise, own and develop hotels and resorts under the Hyatt®, Park Hyatt®, Andaz®, Grand Hyatt®, Hyatt Regency®, Hyatt Place® and Hyatt HouseTM. Hyatt House is changing its brand identity from Hyatt Summerfield Suites®. Hyatt Residential Group, Inc., a Hyatt Hotels Corporation subsidiary, develops, operates, markets or licenses Hyatt ResidencesTM and Hyatt Vacation Club®, which is changing its name to Hyatt Residence ClubTM. As of December 31, 2011, the Company’s worldwide portfolio consisted of 483 properties in 45 countries. For more information, please visit www.hyatt.com.

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Tables to follow

Hyatt Hotels Corporation

Table of Contents

Financial Information (unaudited)

1.	Consolidated Statements of Income
2.	Reconciliation of Non-GAAP to GAAP Measure: Adjusted EBITDA to EBITDA and a Reconciliation of EBITDA to Net Income Attributable to Hyatt Hotels Corporation
3.	Summary of Special Items - Three Months Ended December 31, 2011 and 2010
4.	Summary of Special Items - Years Ended December 31, 2011 and 2010
5.	Segment Financial Summary
6.	Hotel Chain Statistics - Comparable Locations
7.	Fee Summary
8.	Reconciliation of Non-GAAP to GAAP Measure: Adjusted Selling, General, and Administrative Expenses to Selling, General, and Administrative Expenses
9.	Reconciliation of Non-GAAP to GAAP Measure: Comparable Owned and Leased Hotel Operating Margin to Owned and Leased Hotel Operating Margin
10.	Net Gains and Interest Income from Marketable Securities Held to Fund Operating Programs
11.	Properties and Rooms / Units by Geography
12.	Properties and Rooms / Units by Brand

Hyatt Hotels Corporation

Consolidated Statements of Income

For the Three Months and Years Ended December 31, 2011 and 2010

(in millions, except per share amounts)

(unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2011	2010	2011	2010
REVENUES:
Owned and leased hotels	$493	$470	$1,879	$1,859
Management and franchise fees	77	73	288	255
Other revenues	17	11	66	45
Other revenues from managed properties (a)	403	364	1,465	1,368

Total revenues	990	918	3,698	3,527

DIRECT AND SELLING, GENERAL, AND ADMINISTRATIVE EXPENSES:
Owned and leased hotels	382	379	1,468	1,493
Depreciation and amortization	87	75	305	279
Other direct costs	6	3	24	3
Selling, general, and administrative	84	81	283	276
Other costs from managed properties (a)	403	364	1,465	1,368

Direct and selling, general, and administrative expenses	962	902	3,545	3,419

Net gains and interest income from marketable securities held to fund operating programs	9	9	2	21
Equity earnings (losses) from unconsolidated hospitality ventures	(2)	(17)	4	(40)
Interest expense	(15)	(14)	(57)	(54)
Gains (losses) on sales of real estate	—	20	(2)	26
Asset impairments (b)	(4)	(30)	(6)	(44)
Other income (loss), net	8	15	(11)	71

INCOME (LOSS) BEFORE INCOME TAXES	24	(1)	83	88

(PROVISION) BENEFIT FOR INCOME TAXES	28	(3)	28	(37)

INCOME (LOSS) FROM CONTINUING OPERATIONS	52	(4)	111	51

DISCONTINUED OPERATIONS:
Loss from discontinued operations, net of income tax benefit of $0 and $0 for the three months ended and $0 and $2 for the years ended December 31, 2011 and 2010, respectively	—	—	—	(3)
Gains on sales of discontinued operations, net of income tax expense of $0 and $0 for the three months ended and $0 and $4 for the years ended December 31, 2011 and 2010, respectively	—	—	—	7

NET INCOME (LOSS)	52	(4)	111	55

NET LOSS ATTRIBUTABLE TO NONCONTROLLING INTERESTS	—	10	2	11

NET INCOME ATTRIBUTABLE TO HYATT HOTELS CORPORATION	$52	$6	$113	$66

EARNINGS PER SHARE—Basic
Income (loss) from continuing operations	$0.31	$(0.02)	$0.66	$0.29

Income from discontinued operations	$—	$—	$—	$0.03

Net income attributable to Hyatt Hotels Corporation	$0.31	$0.03	$0.67	$0.38

EARNINGS PER SHARE—Diluted
Income (loss) from continuing operations	$0.31	$(0.02)	$0.66	$0.29

Income from discontinued operations	$—	$—	$—	$0.03

Net income attributable to Hyatt Hotels Corporation	$0.31	$0.03	$0.67	$0.38

Basic share counts	165.5	174.2	168.8	174.1

Diluted share counts	165.7	174.2	169.2	174.4

(a)	The Company includes in total revenues the reimbursement of costs incurred on behalf of managed hotel property owners with no added margin and includes in direct and selling, general, and administrative expenses these reimbursed costs. These costs relate primarily to payroll costs where the Company is the employer.
(b)	Asset impairments for the three months and years ended December 31, 2011 and 2010, include inventory impairments on vacation ownership properties for which we have partners who hold noncontrolling interests. As a result, $1 million and $9 million of these impairments, respectively, were reflected in the net loss attributable to noncontrolling interests.

Hyatt Hotels Corporation

Reconciliation of Non-GAAP to GAAP Measure: Adjusted EBITDA to EBITDA and a Reconciliation of EBITDA to Net Income Attributable to Hyatt Hotels Corporation

The table below provides a reconciliation of consolidated Adjusted EBITDA to EBITDA and a reconciliation of EBITDA to net income attributable to Hyatt Hotels Corporation. Adjusted EBITDA, as the Company defines it, is a non-GAAP financial measure. See Definitions for our definition of Adjusted EBITDA and why we present it.

(in millions)

	Three Months Ended December 31,		Year Ended December 31,
	2011	2010	2011	2010
Adjusted EBITDA	$143	$118	$538	$476
Equity earnings (losses) from unconsolidated hospitality ventures	(2)	(17)	4	(40)
Gains (losses) on sales of real estate	—	20	(2)	26
Asset impairments (a)	(4)	(30)	(6)	(44)
Other income (loss), net	8	15	(11)	71
Discontinued operations, net of tax	—	—	—	4
Net loss attributable to noncontrolling interests (a)	—	10	2	11
Pro rata share of unconsolidated hospitality ventures Adjusted EBITDA	(19)	(18)	(78)	(68)

EBITDA	$126	$98	$447	$436
Depreciation and amortization	(87)	(75)	(305)	(279)
Interest expense	(15)	(14)	(57)	(54)
(Provision) benefit for income taxes	28	(3)	28	(37)

Net Income Attributable to Hyatt Hotels Corporation	$52	$6	$113	$66

(a)	Asset impairments for the three months and years ended December 31, 2011 and 2010, include inventory impairments on vacation ownership properties for which we have partners who hold noncontrolling interests. As a result, $1 million and
$9 million of these impairments, respectively, were reflected in the net loss attributable to noncontrolling interests.

Hyatt Hotels Corporation

Summary of Special Items - Three Months Ended December 31, 2011 and 2010

The following table represents a reconciliation of net income attributable to Hyatt Hotels Corporation, adjusted for special items, to net income attributable to Hyatt Hotels Corporation presented for the three months ended December 31, 2011 and December 31, 2010, respectively.

(in millions, except per share amounts)

	Location on Consolidated Statements of Income	Three Months Ended December 31,
		2011	2010
Net income attributable to Hyatt Hotels Corporation		$52	$6

Earnings per share		$0.31	$0.03

Special items
Asset impairments (a)	Asset impairments	3	21
Unconsolidated hospitality ventures impairments (b)	Equity earnings (losses) from unconsolidated hospitality ventures	1	16
Provisions on hotel loans (c)	Other income (loss), net	—	(1)
Gains on sales of real estate (d)	Gains (losses) on sales of real estate	—	(20)
Loss on sublease agreement (e)	Other income (loss), net	2	—
Transaction costs (f)	Other income (loss), net	1	—
Marketable securities (g)	Other income (loss), net	(6)	(7)

Total special items - pre-tax		1	9
Provision for income taxes for special items	(Provision) benefit for income taxes	(1)	(3)

Total special items - after-tax		—	6

Special items impact per share		$0.00	$0.04

Net income attributable to Hyatt Hotels Corporation, adjusted for special items		$52	$12

Earnings per share, adjusted for special items		$0.31	$0.07

(a)	Asset impairments - During the fourth quarters of 2011 and 2010, we identified and recorded $3 million and $21 million of asset impairment charges, respectively. The charges in each period relate to inventory in our vacation ownership business, and are net of $1 million and $9 million in noncontrolling interest, respectively.
(b)	Unconsolidated hospitality ventures impairments - During the fourth quarters of 2011 and 2010, we recorded $1 million and
$16 million, respectively, in impairment charges related to hospitality related ventures, of which $1 million and $6 million, respectively, related to vacation ownership properties.
(c)	Provisions on hotel loans - In the fourth quarter of 2010, we recovered amounts that had previously been reserved, resulting in a $1 million gain.
(d)	Gains on sales of real estate - Represents a $20 million gain in the fourth quarter of 2010 on the sales of Hyatt Deerfield, Hyatt Lisle and Hyatt Rosemont.
(e)	Loss on sublease agreement - During the fourth quarter of 2011, we recorded a $2 million loss on a sublease agreement based on terms of our existing master lease.
(f)	Transaction costs - In the fourth quarter of 2011, we incurred $1 million in transaction costs primarily to acquire hotels and other assets from LodgeWorks, L.P. and its private equity partners.
(g)	Marketable securities - Represents gains on investments in trading securities not used to fund operating programs.

Hyatt Hotels Corporation

Summary of Special Items - Years Ended December 31, 2011 and 2010

The following table represents a reconciliation of net income attributable to Hyatt Hotels Corporation, adjusted for special items, to net income attributable to Hyatt Hotels Corporation presented for the years ended December 31, 2011 and December 31, 2010, respectively.

(in millions, except per share amounts)

	Location on Consolidated Statements of Income	Year Ended December 31,
		2011	2010
Net income attributable to Hyatt Hotels Corporation		$113	$66

Earnings per share		$0.67	$0.38

Special items
Asset impairments (a)	Asset impairments	5	35
Unconsolidated hospitality ventures impairment (b)	Equity earnings (losses) from unconsolidated hospitality ventures	1	31
(Gains) losses on sales of real estate (c)	Gains (losses) on sales of real estate	2	(26)
Marketable securities (d)	Other income (loss), net	13	(19)
Losses on sublease agreements (e)	Other income (loss), net	7	—
Gain on extinguishment of debt (f)	Other income (loss), net	—	(35)
Provisions on hotel loans (g)	Other income (loss), net	4	1
Transaction costs (h)	Other income (loss), net	5	—

Total special items - pre-tax		37	(13)
(Provision) benefit for income taxes for special items	(Provision) benefit for income taxes	(14)	7
Discontinued operations, net of tax	Income from discontinued operations, net	—	(4)

Total special items - after-tax		23	(10)

Special items impact per share		$0.13	$(0.06)

Net income attributable to Hyatt Hotels Corporation, adjusted for special items		$136	$56

Earnings per share, adjusted for special items		$0.80	$0.32

(a)	Asset impairments - During the years ended December 31, 2011 and 2010, we identified and recorded $5 million and
$35 million of asset impairment charges. The 2011 charge includes a $4 million impairment taken on inventory related to our vacation ownership business, which is net of $1 million in noncontrolling interest. The 2010 charge includes $21 million of impairment charges related to two vacation ownership properties, which is net of $9 million in noncontrolling interest, a
$10 million impairment of a company owned airplane and a $3 million impairment of property and equipment at one of our owned hotels.
(b)	Unconsolidated hospitality ventures impairment - During 2011 and 2010, we recorded impairment charges of $1 million and
$31 million, respectively, related to our hospitality related ventures, of which $1 million and $15 million, respectively, related to vacation ownership properties.
(c)	(Gains) losses on sale of real estate - During the year ended December 31, 2011, we sold eight hotels from our owned hotel portfolio for a loss of $2 million. 2010 represents $26 million in gains on the sales of Hyatt Deerfield, Hyatt Lisle, Hyatt Rosemont and Hyatt Regency Greenville.
(d)	Marketable securities - Represents (gains) losses on investments in trading securities not used to fund operating programs.
(e)	Losses on sublease agreements - During the year ended December 31, 2011, we recorded a $7 million loss on two sublease agreements based on terms of our existing master leases. One of these sublease agreements is with a related party.
(f)	Gain on extinguishment of debt - During 2010, we extinguished $45 million of mortgage debt and transferred the deed for the related property to the lender, which resulted in a gain of $35 million.
(g)	Provisions on hotel loans - During 2011 and 2010, we recorded $4 million and $1 million, respectively, in provisions related to certain hotel developer loans based on our assessment of their collectability.
(h)	Transaction costs - In the year ended December 31, 2011, we incurred $5 million in transaction costs primarily to acquire hotels and other assets from LodgeWorks, L.P. and its private equity partners.

Hyatt Hotels Corporation

Segment Financial Summary

(in millions)

	Three Months Ended December 31,				Year Ended December 31,
	2011	2010	Change ($)	Change (%)	2011	2010	Change ($)	Change (%)
Revenue
Owned and leased	$493	$470	$23	4.9%	$1,879	$1,859	$20	1.1%
North America	57	48	9	18.8%	216	193	23	11.9%
International	45	45	—	0.0%	155	142	13	9.2%

Total management and franchising	102	93	9	9.7%	371	335	36	10.7%
Corporate and other	17	11	6	54.5%	66	45	21	46.7%
Other revenues from managed properties	403	364	39	10.7%	1,465	1,368	97	7.1%
Eliminations	(25)	(20)	(5)	(25.0)%	(83)	(80)	(3)	(3.8)%

Total revenues	$990	$918	$72	7.8%	$3,698	$3,527	$171	4.8%

Adjusted EBITDA
Owned and leased	$86	$69	$17	24.6%	$322	$288	$34	11.8%
Pro rata share of unconsolidated hospitality ventures	19	18	1	5.6%	78	68	10	14.7%

Total owned and leased	105	87	18	20.7%	400	356	44	12.4%
North American management and franchising	43	36	7	19.4%	167	145	22	15.2%
International management and franchising	28	27	1	3.7%	87	76	11	14.5%
Corporate and other	(33)	(32)	(1)	(3.1)%	(116)	(101)	(15)	(14.9)%

Adjusted EBITDA	$143	$118	$25	21.2%	$538	$476	$62	13.0%

Hyatt Hotels Corporation

Hotel Chain Statistics

Comparable Locations

	Three Months Ended December 31,		Change		Change (in constant $)	Year Ended December 31,		Change		Change (in constant $)
Owned and leased hotels (# hotels) (a)	2011	2010				2011	2010
Full-service (38)
ADR	$200.57	$197.59	1.5%		1.4%	$197.18	$190.83	3.3%		1.6%
Occupancy	68.6%	65.3%	3.3	% pts		70.9%	69.5%	1.4	% pts
RevPAR	$137.55	$129.04	6.6%		6.5%	$139.87	$132.64	5.5%		3.7%
Select-service (46)
ADR	$90.22	$87.04	3.7%		3.7%	$91.96	$87.26	5.4%		5.4%
Occupancy	72.6%	73.1%	(0.5	)% pts		77.0%	74.8%	2.2	% pts
RevPAR	$65.46	$63.67	2.8%		2.8%	$70.77	$65.28	8.4%		8.4%
Comparable owned and leased hotels (84)
ADR	$171.43	$167.20	2.5%		2.5%	$168.90	$163.15	3.5%		2.1%
Occupancy	69.6%	67.3%	2.3	% pts		72.5%	70.8%	1.7	% pts
RevPAR	$119.29	$112.51	6.0%		6.0%	$122.39	$115.59	5.9%		4.4%
Managed and franchise hotels (# hotels; includes owned and leased hotels)
North America
Full-service (120)
ADR	$163.08	$159.62	2.2%		2.2%	$162.38	$157.60	3.0%		2.8%
Occupancy	67.5%	64.8%	2.7	% pts		71.5%	69.1%	2.4	% pts
RevPAR	$110.11	$103.38	6.5%		6.5%	$116.09	$108.84	6.7%		6.5%
Select-service (177)
ADR	$94.56	$91.32	3.5%		3.5%	$95.94	$92.79	3.4%		3.4%
Occupancy	70.1%	68.8%	1.3	% pts		74.1%	70.4%	3.7	% pts
RevPAR	$66.27	$62.83	5.5%		5.5%	$71.13	$65.35	8.8%		8.8%
International
International comparable hotels (96)
ADR	$240.58	$231.98	3.7%		3.9%	$232.87	$216.89	7.4%		3.2%
Occupancy	68.7%	69.3%	(0.6	)% pts		65.6%	65.2%	0.4	% pts
RevPAR	$165.32	$160.73	2.9%		3.0%	$152.88	$141.44	8.1%		3.9%
Comparable systemwide hotels (393)
ADR	$171.38	$167.03	2.6%		2.7%	$167.26	$160.51	4.2%		2.6%
Occupancy	68.3%	66.8%	1.5	% pts		70.4%	68.3%	2.1	% pts
RevPAR	$117.13	$111.59	5.0%		5.0%	$117.70	$109.55	7.4%		5.8%

(a)	Owned and leased hotel statistics do not include unconsolidated hospitality ventures.

Hyatt Hotels Corporation

Fee Summary

(in millions)	Three Months Ended December 31,				Year Ended December 31,
	2011	2010	Change ($)	Change (%)	2011	2010	Change ($)	Change (%)
Fees
Base management fees	$38	$35	$3	8.6%	$147	$132	$15	11.4%
Incentive management fees	28	31	(3)	(9.7)%	98	93	5	5.4%
Franchise and other fees	11	7	4	57.1%	43	30	13	43.3%

Total fees	$77	$73	$4	5.5%	$288	$255	$33	12.9%

Hyatt Hotels Corporation

Reconciliation of Non-GAAP to GAAP Measure: Adjusted Selling, General, and Administrative Expenses to Selling, General, and Administrative Expenses

Results of operations as presented on consolidated statements of income include the impact of expenses recognized with respect to employee benefit programs funded through rabbi trusts. Certain of these expenses are recognized in selling, general, and administrative expenses and are completely offset by the corresponding net gains and interest income from marketable securities held to fund operating programs, thus having no net impact to our earnings. Below is a reconciliation of this account excluding the impact of our rabbi trust investments.

(in millions)

	Three Months Ended December 31,				Year Ended December 31,
	2011	2010	Change ($)	Change (%)	2011	2010	Change ($)	Change (%)
Adjusted selling, general, and administrative expenses (a)	$78	$75	$3	4.0%	$284	$265	$19	7.2%
Rabbi trust impact	6	6	—	0.0%	(1)	11	(12)	(109.1)%

Selling, general, and administrative expenses	$84	$81	$3	3.7%	$283	$276	$7	2.5%

(a)	Segment breakdown for adjusted selling, general, and administrative expenses.

	Three Months Ended December 31,				Year Ended December 31,
	2011	2010	Change ($)	Change (%)	2011	2010	Change ($)	Change (%)
North America management and franchising	$14	$13	$1	7.7%	$49	$48	$1	2.1%
International management and franchising	17	18	(1)	(5.6)%	68	66	2	3.0%
Owned and leased	3	3	—	0.0%	10	8	2	25.0%
Corporate and other (1)	44	41	3	7.3%	157	143	14	9.8%

Adjusted selling, general, and administrative expenses	$78	$75	$3	4.0%	$284	$265	$19	7.2%

(1)	Corporate and other includes vacation ownership expenses of $7 million and $6 million for the three months ended December 31, 2011 and 2010, respectively, and $27 million and $25 million for the years ended December 31, 2011 and 2010, respectively.

Hyatt Hotels Corporation

Reconciliation of Non-GAAP to GAAP Measure: Comparable Owned and Leased Hotel Operating Margin to Owned and Leased Hotel Operating Margin

Below is a breakdown of consolidated owned and leased hotels revenues and expenses, as used in calculating comparable owned and leased hotel operating margin percentages. Results of operations as presented on consolidated statements of income include the impact of expenses recognized with respect to employee benefit programs funded through rabbi trusts. Certain of these expenses are recognized in owned and leased hotels expenses and are completely offset by the corresponding net gains and interest income from marketable securities held to fund operating programs, thus having no net impact to our earnings. Below is a reconciliation of this account excluding the impact of our rabbi trusts and excluding the impact of non-comparable hotels.

(in millions)

	Three Months Ended December 31,				Year Ended December 31,
	2011	2010	Change ($)	Change (%)	2011	2010	Change ($)	Change (%)
Revenue
Comparable owned and leased hotels	$447	$427	$20	4.7%	$1,743	$1,657	$86	5.2%
Non-comparable hotels	46	43	3	7.0%	136	202	(66)	(32.7)%

Owned and leased hotels revenue	$493	$470	$23	4.9%	$1,879	$1,859	$20	1.1%

Expenses
Comparable owned and leased hotels	$347	$339	$8	2.4%	$1,361	$1,313	$48	3.7%
Non-comparable hotels	33	37	(4)	(10.8)%	108	175	(67)	(38.3)%
Rabbi trust	2	3	(1)	(33.3)%	(1)	5	(6)	(120.0)%

Owned and leased hotels expense	$382	$379	$3	0.8%	$1,468	$1,493	$(25)	(1.7)%

Owned and leased hotel operating margin percentage	22.5%	19.4%		3.1%	21.9%	19.7%		2.2%

Comparable owned and leased hotel operating margin percentage	22.4%	20.6%		1.8%	21.9%	20.8%		1.1%

Hyatt Hotels Corporation

Net gains and interest income from marketable securities held to fund operating programs

The table below provides a reconciliation of net gains and interest income from marketable securities held to fund operating programs, all of which are completely offset within other line items of our consolidated statements of income, thus having no net impact to our earnings. The gains or losses on securities held in rabbi trusts are offset to our owned and leased hotels expense for our hotel staff and selling, general, and administrative expenses for our corporate staff and personnel supporting our business segments. The gains and losses on securities held to fund our Hyatt Gold Passport program for our owned and leased hotels are offset by corresponding changes to our owned and leased hotel revenues. The table below shows the amounts recorded to the respective offsetting account.

(in millions)

	Three Months Ended December 31,				Year Ended December 31,
	2011	2010	Change ($)	Change (%)	2011	2010	Change ($)	Change (%)
Rabbi trust impact allocated to selling, general, and administrative expenses	$6	$6	$—	0.0%	$(1)	$11	$(12)	(109.1)%
Rabbi trust impact allocated to owned and leased hotels expense	2	3	(1)	(33.3)%	(1)	5	(6)	(120.0)%
Net gains and interest income from marketable securities held to fund our Gold Passport program allocated to owned and leased hotels revenue	1	—	1	100.0%	4	5	(1)	(20.0)%

Net gains and interest income from marketable securities held to fund operating programs	$9	$9	$—	0.0%	$2	$21	$(19)	(90.5)%

Hyatt Hotels Corporation

Properties and Rooms / Units by Geography

	December 31, 2011		September 30, 2011		December 31, 2010		QTD Change		YTD Change
	Properties	Rooms/Units	Properties	Rooms/Units	Properties	Rooms/Units	Properties	Rooms/Units	Properties	Rooms/Units
Owned and leased hotels
Full-service hotels
North America	34	15,875	35	16,621	32	16,840	(1)	(746)	2	(965)
International	10	2,603	10	2,603	10	2,607	—	—	—	(4)
Select-service	64	8,712	63	8,562	54	7,041	1	150	10	1,671

Total owned and leased hotels	108	27,190	108	27,786	96	26,488	—	(596)	12	702

Managed and franchised hotels
(includes owned and leased hotels)	December 31, 2011		September 30, 2011		December 31, 2010		QTD Change		YTD Change
	Properties	Rooms/Units	Properties	Rooms/Units	Properties	Rooms/Units	Properties	Rooms/Units	Properties	Rooms/Units
North America
Full-service hotels
Managed (a)	115	59,986	116	59,900	114	60,016	(1)	86	1	(30)
Franchised	20	6,046	19	5,682	16	4,767	1	364	4	1,279

Subtotal	135	66,032	135	65,582	130	64,783	—	450	5	1,249
Select-service hotels
Managed	95	12,781	93	12,497	81	10,522	2	284	14	2,259
Franchised	120	15,247	121	15,343	114	14,494	(1)	(96)	6	753

Subtotal	215	28,028	214	27,840	195	25,016	1	188	20	3,012
International (b)
Managed (a)	108	35,486	104	34,254	102	34,519	4	1,232	6	967
Franchised	2	988	2	988	2	988	—	—	—	—

Subtotal	110	36,474	106	35,242	104	35,507	4	1,232	6	967

Total managed and franchised hotels	460	130,534	455	128,664	429	125,306	5	1,870	31	5,228

Vacation ownership	15	963	15	963	15	962	—	—	—	1
Residential	8	1,230	8	1,230	9	1,239	—	—	(1)	(9)

Total properties and rooms/units	483	132,727	478	130,857	453	127,507	5	1,870	30	5,220

(a)	Owned and leased hotel figures do not include unconsolidated hospitality ventures.
(b)	Additional details included for a regional breakout of international managed and franchised hotels.

International managed and franchised hotels

(includes owned and leased hotels)	December 31, 2011		September 30, 2011		December 31, 2010		QTD Change		YTD Change
	Properties	Rooms/Units	Properties	Rooms/Units	Properties	Rooms/Units	Properties	Rooms/Units	Properties	Rooms/Units
Asia Pacific	53	20,981	51	20,244	51	20,364	2	737	2	617
Southwest Asia	18	5,614	16	5,119	13	4,430	2	495	5	1,184
Europe, Africa, Middle East	32	7,961	32	7,961	33	8,795	—	—	(1)	(834)
Other Americas	7	1,918	7	1,918	7	1,918	—	—	—	—

Total International	110	36,474	106	35,242	104	35,507	4	1,232	6	967

Hyatt Hotels Corporation

Properties and Rooms / Units by Brand

	December 31, 2011		September 30, 2011		December 31, 2010		QTD Change		YTD Change
Brand	Properties	Rooms/Units	Properties	Rooms/Units	Properties	Rooms/Units	Properties	Rooms/Units	Properties	Rooms/Units
Park Hyatt	27	5,399	26	5,093	25	5,049	1	306	2	350
Andaz	6	1,408	5	1,101	5	1,096	1	307	1	312
Hyatt	26	6,010	25	5,827	21	5,462	1	183	5	548
Grand Hyatt	37	21,101	37	21,109	37	21,568	—	(8)	—	(467)
Hyatt Regency	149	68,588	148	67,694	146	67,115	1	894	3	1,473
Hyatt Place	162	20,573	162	20,532	161	20,434	—	41	1	139
Hyatt House (a)	53	7,455	52	7,308	34	4,582	1	147	19	2,873
Vacation Ownership and Residential	23	2,193	23	2,193	24	2,201	—	—	(1)	(8)

Total	483	132,727	478	130,857	453	127,507	5	1,870	30	5,220

(a)	Hyatt House is in the process of changing its brand identity from Hyatt Summerfield Suites.